Exhibit 10.2

August 13, 2023

Florence Neubauer

Re: Offer of Employment by Zevia PBC

Dear Florence:

I am very pleased to confirm our offer to you of continuation of your employment in a new interim role with Zevia PBC (the “Company”). The transition start date for this new role will be August 14, 2023, and the effective date for the new role will be September 4, 2023. This offer and your employment relationship will be subject to the terms and conditions in this letter. The Company reserves the right to modify job titles, reporting structures, wages, and benefits from time to time as it deems necessary and appropriate.

1.
You will report to the Chief Executive Officer. Your job title will be Interim, Chief Financial Officer.
o
You will participate in the selection process for a new Chief Financial Officer.
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You may apply for this position should you be interested.
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Should you not be interested in the role or be selected, your interim role will end upon hire of a new Chief Financial Officer, and you will revert to your previous role as SVP, FP&A.
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Should you be selected for the Chief Financial Officer position, your previous role as SVP, FP&A will be replaced.

2.
As a regular full-time employee, you will be paid on a semi-monthly basis at an annual rate of $384,000 less payroll deductions and all required withholdings. The Interim, Chief Financial Officer position is classified as exempt from the overtime provisions of state and federal law, which means you will not be paid overtime compensation. Your position will be subject to job performance reviews.

o
In addition to your base pay as Interim, Chief Financial Officer, you will be entitled to receive a $140,000 cash retention bonus payable in two equal installments of $70,000 within 90-days and $70,000 at the time the Chief Financial Officer role is filled or within 6-months, whichever comes first, less payroll deductions and all required withholdings. The bonus will be subject to applicable supplemental taxation at the federal and/or state level(s).

o
Should you not be the selected Chief Financial Officer, and thereby reverting to your SVP, FP&A role after a replacement is in place, your new annual rate will be reassessed based on newly acquired skills as Interim, Chief Financial Officer.

o
The Company will support you in your interim role to include providing resources for executive coaching and/or board member support, as well as resources to cover

15821 Ventura Boulevard, Suite 145

Encino, California 91436

2023

potential gaps in the Finance department. The Chief Executive Officer will partner with you on your needs and approve required support.

3.
You will also be eligible to earn discretionary merit-based compensation and the Company reserves the right to modify its plan for such potential additional compensation as circumstances change. Subject to you continuing employment with the Company through the bonus earning date, you will be eligible to earn a bonus upon your achieving certain milestones that will be determined by the Company’s Board of Directors and based on the approved bonus pool by the Compensation Committee in March of the new year. Your current merit-based compensation has an annual target of 50% of your annual salary.

4.
Subject to the approval of the Company’s Compensation Committee of the Board of Directors, your LTI program terms have no changes. Your existing SVP level will remain in place unless selected as the Company’s Chief Financial Officer. The LTI program is reviewed annually and subject to change based on the annual approval by our Board’s Compensation Committee. All LTI awards will be subject to the terms and conditions of the Plan and the applicable award agreement thereunder.

5.
As an employee of the Company, you will have access to certain confidential information of the Company and you may, during your employment, develop certain information or inventions which will be the property of the Company. To protect the interests of the Company, your existing signature on the Company’s Confidential Information, Invention Assignment and Arbitration Agreements will remain in place, as a condition of your employment. We wish to impress upon you that we do not want you, and we hereby direct you not to bring with you any confidential or proprietary material of any former employer or to violate any other obligations you may have to any former employer. During the period that you render services to the Company, you agree to not engage in any employment, business or activity that is in any way competitive with the business or proposed business of the Company. You will disclose to the Company in writing any other gainful employment, business, or activity that you are currently associated with or participate in that competes with the Company. You will not assist any other person or organization in competing with the Company or in preparing to engage in competition with the business or proposed business of the Company. You represent that your signing of this offer letter, agreement(s) beforementioned, if any, under the Plan (as defined below) and your commencement of employment in your new interim role with the Company will not violate any agreement currently in place between yourself and current or past employers.

6.
While we look forward to a long and profitable relationship, should you decide to accept our offer, you will be an at-will employee of the Company, which means the employment relationship can be terminated by either of us for any reason, at any time, with or without notice. No promises, assurances, or other conduct, whether written or oral, can modify this paragraph unless set forth in a written agreement signed by you and the CEO of Zevia. Further, your participation in any stock option or benefit program is not to be regarded as assuring you of continuing employment for any particular period of time.

7.
If applicable, please note that because of employer regulations adopted in the Immigration Reform and Control Act of 1986, within three (3) business days of starting your new position

15821 Ventura Boulevard, Suite 145

Encino, California 91436

2023

you will need to present documentation demonstrating that you have authorization to work in the United States. If you have questions about this requirement, which applies to U.S. citizens and non-U.S. citizens alike, you may contact our office and speak with our Director of Human Resources.

8.
This offer will remain open until Monday, August 14, 2023, at 10:30 hours PST. If you decide to accept our offer, and I hope you will, please sign this letter in the space indicated. Your signature will acknowledge that you have read and understood and agreed to the terms and conditions of this offer letter and the attached documents. Should you have anything else that you wish to discuss, please do not hesitate to call me.

9.
As a Zevia employee, you are required to follow its rules and regulations. Therefore, you will be asked to acknowledge in writing that you have read the Zevia employee handbook, accessible through Zevia’s HR department and public network. In order to retain necessary flexibility in the administration of its policies and procedures, Zevia reserves the right to change or revise its policies, procedures, and benefits at any time.

10.
You and the Company agree to submit to mandatory and exclusive binding arbitration any controversy or claim arising out of, or relating to, this Agreement or any breach hereof or your employment relationship, provided, however, that the parties retain their right to, and shall not be prohibited, limited or in any other way restricted from, seeking or obtaining equitable relief from a court having jurisdiction over the parties. Such arbitration shall take place in Los Angeles County, California, as set forth in the Confidential Information, Invention Assignment and Arbitration Agreement previously entered into by you and the Company.

11.
This offer letter, the background check authorizations, the agreements referred to above constitute the entire agreement between you and the Company regarding the terms and conditions of your employment, and they supersede all prior negotiations, representations or agreements between you and the Company. The provisions of this agreement regarding “at will” employment and arbitration may only be modified by a document signed by you and the CEO of the Company.

We look forward to working with you in this interim role at the Company. Please sign and date this letter on the spaces provided below to acknowledge your acceptance of the terms of this agreement.

Very truly yours,

/s/ Amy Taylor

Amy Taylor

Chief Executive Officer

I have read and understood this offer letter and hereby acknowledge, accept, and agree to the terms set forth above and further acknowledge that no other commitments were made to me as part of my employment offer in the new interim role except as specifically set forth herein.

15821 Ventura Boulevard, Suite 145

Encino, California 91436

2023

FLORENCE NEUBAUER

/s/ Florence Neubauer Date signed: ___________________

Enclosures:

Confidential and Arbitration Agreements

15821 Ventura Boulevard, Suite 145

Encino, California 91436

2023